Exhibit 99.1

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2026 and the Unaudited Pro Forma Condensed Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 have been derived from the historical consolidated financial statements of Kosmos Energy Ltd. (together with its subsidiaries, “Kosmos” or the “Company”), as adjusted to give effect for the sale of all of the shares of Kosmos International Petroleum, Inc., which indirectly holds a 40.375% participating interest in the Ceiba Field and Okume Complex production assets located in Block G offshore Equatorial Guinea by the Company (the “Disposition”). In consideration for the Disposition, Kosmos received upfront cash of approximately $127.0 million based on an initial purchase price of $180.0 million reduced by certain purchase price adjustments totaling approximately $53.0 million, and is entitled to future contingent consideration of up to $39.5 million, comprising $12.5 million linked to production performance at the Ceiba field and $9.0 million payable in each of 2027, 2028 and 2029, which are subject to certain oil price and production thresholds. The contingent consideration has not been recognized in the pro forma balance sheet. The Unaudited Pro forma Condensed Financial Information is intended to reflect the estimated impact of the Disposition on the Company on a pro forma basis as of and for the periods indicated.

The following Unaudited Pro Forma Condensed Financial Information is based on and should be read in conjunction with:

•	The historical audited consolidated financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (“SEC”) on March 2, 2026;

•	The historical unaudited condensed consolidated interim financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its quarterly report on Form 10-Q for the three months ended March 31, 2026, as filed with the SEC on May 5, 2026.

The Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2026 and the Unaudited Pro Forma Condensed Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 give pro forma effects to the elimination of certain assets and liabilities associated with the Disposition as if it had been consummated on March 31, 2026 (in the case of the balance sheet) or January 1, 2025 (in the case of the statement of operations). The unaudited pro forma effects of the Disposition on the Company’s oil and gas reserves and the standardized measure of future net cash flows, give pro forma effect to the Dispositions of the reserves based on the information disclosed in the Company’s annual report as of and for the year ended December 31, 2025.

The Unaudited Pro Forma Condensed Financial Information has been prepared to reflect adjustments to the Company’s historical consolidated financial information that are (i) directly attributable to the Disposition and (ii) factually supportable.

The Unaudited Pro Forma Condensed Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Disposition had occurred on the dates indicated or that may be achieved in future periods. It also does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to eliminating the companies or the impact of any non-recurring activity and any one-time transaction related costs. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS

AS OF MARCH 31, 2026

(In thousands, except share data)

	Kosmos	Disposition	Pro Forma
	Historical	Adjustments (A)	Company
Assets:
Current assets:
Cash and cash equivalents	$129,957	$—	$129,957
Receivables	110,510	—	110,510
Inventories	182,725	—	182,725
Prepaid expenses and other	11,543	—	11,543
Derivatives	—	—	—
Assets held for sale	18,707	18,707	—
Total current assets	453,442	18,707	434,735

Property and equipment, net	3,367,489	—	3,367,489

Other assets:
Restricted cash	30,630	—	30,630
Long-term receivables	465,649	—	465,649
Deferred tax assets	2,783	—	2,783
Derivatives	—	—	—
Non-current assets held for sale	408,895	408,895	—
Other	54,554	—	54,554
Total assets	$4,783,442	$427,602	$4,355,840
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$194,969	$—	$194,969
Accrued liabilities	332,078	—	332,078
Current maturities of long-term debt	30,220	—	30,220
Derivatives	156,243	—	156,243
Liabilities held for sale	43,544	43,544	—
Total current liabilities	757,054	43,544	713,510
Long-term liabilities:
Long-term debt, net	2,866,043	127,034	2,739,009
Derivatives	14,915	—	14,915
Asset retirement obligations	196,297	—	196,297
Deferred tax liabilities	134,750	—	134,750
Long-term liabilities held for sale	260,601	260,601	—
Other long-term liabilities	38,673	—	38,673
Total long-term liabilities	3,511,279	387,635	3,123,644
Stockholders’ equity:
Preference shares, $0.01 par value; 200,000,000 authorized shares; zero issued at March 31, 2026	—	—	—
Common stock, $0.01 par value; 2,000,000,000 authorized shares; 637,413,155 issued at March 31, 2026	6,374	—	6,374
Additional paid-in capital	2,753,572	—	2,753,572
Accumulated deficit	(2,007,830)	(3,577)	(2,004,253)
Treasury stock, at cost, 44,263,269 shares at March 31, 2026	(237,007)	—	(237,007)
Total stockholders’ equity	515,109	(3,577)	518,686
Total liabilities and stockholders’ equity	$4,783,442	$427,602	$4,355,840

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except share data)

	Kosmos	Disposition	Pro Forma
	Historical	Adjustments (B)	Company
Revenues and other income:
Oil and gas revenue	$1,288,352	$165,118	$1,123,234
Gain on sale of assets	2,200	—	2,200
Other income, net	1,098	—	1,098
Total revenues and other income	1,291,650	165,118	1,126,532
Costs and expenses:
Oil and gas production	708,902	131,501	577,401
Exploration expenses	223,616	321	223,295
General and administrative	76,120	2,658	73,462
Depletion, depreciation and amortization	556,774	78,818	477,956
Impairment of long-lived assets	177,563	—	177,563
Interest and other financing costs, net	223,430	(195)	223,625
Derivatives, net	(53,665)	(20,171)	(33,494)
Other expenses, net	13,491	8,023	5,468
Total costs and expenses	1,926,231	200,955	1,725,276
Loss before income taxes	(634,581)	(35,837)	(598,744)
Income tax expense (benefit)	65,205	(11,860)	77,065
Net loss	$(699,786)	$(23,977)	$(675,809)

Net loss per share:
Basic	$(1.47)		$(1.42)
Diluted	$(1.47)		$(1.42)

Weighted average number of shares used to compute net loss per share:
Basic	477,591		477,591
Diluted	477,591		477,591

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(In thousands, except share data)

	Kosmos	Disposition	Pro Forma
	Historical	Adjustments (B)	Company
Revenues and other income:
Oil and gas revenue	$370,728	$22,395	$348,333
Gain on sale of assets	—	—	—
Other income, net	169	—	169
Total revenues and other income	370,897	22,395	348,502
Costs and expenses:
Oil and gas production	130,595	14,853	115,742
Exploration expenses	19,744	—	19,744
General and administrative	27,710	815	26,895
Depletion, depreciation and amortization	119,873	4,118	115,755
Interest and other financing costs, net	58,802	(34)	58,836
Derivatives, net	251,996	68,051	183,945
Other expenses, net	3,264	24	3,240
Total costs and expenses	611,984	87,827	524,157
Loss before income taxes	(241,087)	(65,432)	(175,655)
Income tax expense (benefit)	(15,513)	650	(16,163)
Net loss	$(225,574)	$(66,083)	$(159,491)

Net loss per share:
Basic	$(0.45)		$(0.32)
Diluted	$(0.45)		$(0.32)

Weighted average number of shares used to compute net loss per share:
Basic	506,198		506,198
Diluted	506,198		506,198

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1.       Description of Transaction

On February 24, 2026, Kosmos Energy Operating (“KEO”), a wholly-owned subsidiary of Kosmos Energy Ltd. (“Kosmos” or the “Company”), entered into a Share Sale and Purchase Agreement (the “SPA”) for the sale (the “Disposition”) of all of the shares of KEO’s wholly-owned subsidiary, Kosmos International Petroleum, Inc., which indirectly holds a 40.375% participating interest in the Ceiba Field and Okume Complex production assets located in Block G offshore Equatorial Guinea. The Disposition closed on June 16, 2026. In consideration for the Disposition, Kosmos received approximately $127.0 million in upfront cash based on an initial purchase price of $180.0 million reduced by certain purchase price adjustments totaling approximately $53.0 million, and is entitled to future contingent consideration of up to $39.5 million, comprising $12.5 million linked to production performance at the Ceiba field and $9.0 million payable in each of 2027, 2028 and 2029, which are subject to certain oil price and production thresholds.

Note 2. Basis of Presentation

The following Unaudited Pro Forma Condensed Financial Information reflect the consolidated historical results of the Company, on a pro forma basis to give effect to the Disposition, as if it had been consummated on March 31, 2026 in the Unaudited Pro Forma Condensed Balance Sheet, and on January 1, 2025 in the Unaudited Pro Forma Condensed Statement of Operations.

The Unaudited Pro Forma Condensed Balance Sheet and Statement of Operations as of and for the three months ended March 31, 2026, respectively, were derived from Kosmos’ unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026. The Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2025 was derived from Kosmos’ audited consolidated statement of operations for the year ended December 31, 2025.

The Unaudited Pro Forma Condensed Financial Information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The Unaudited Pro Forma Condensed Financial Information reflect events directly attributable to the described Disposition and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Condensed Financial Information are not necessarily indicative of financial results that would have been attained had the described Disposition occurred on the dates indicated above. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the described Disposition as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated and financial statements.

The Unaudited Pro Forma Condensed Financial Information are provided for illustrative purposes only and are not intended to represent or be indicative of the results of operations or financial position of the company that would have been recorded had the Disposition been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the company. The Unaudited Pro Forma Condensed Financial Information do not reflect the impacts of any potential operational efficiencies or cost savings that the company may achieve following the Disposition.

The unaudited pro forma condensed financial statements should be read in conjunction with the Company’s financial statements and related notes included on Form 10-K and Form 10-Q filed on March 2, 2026 and May 5, 2026, respectively.

The Unaudited Pro forma Condensed Financial Information has been prepared by the Company by accounting for the transaction as a long-lived asset disposal under Accounting Standards Codification (“ASC”) Subtopic 360 — Property, Plant and Equipment,  including the criteria for assets held for sale and the measurement of the disposal group at the lower of carrying amount for fair value lets cost to sell, as applicable.

The following is a summary of the carrying amounts of the major classes of assets and liabilities that were classified as held for sale as of March 31, 2026:

March 31, 2026
(In thousands)
Assets held for sale
Current assets:
Cash and cash equivalents	$7,960
Receivables	49
Inventories	36
Prepaid expenses and other	10,662
Total current assets	18,707

Non-current assets:
Property and equipment, net	408,895
Total non-current assets	408,895
Total assets held for sale	$427,602

Liabilities held for sale
Current liabilities:
Accounts Payable	$42,944
Accrued Liabilities	600
Total current liabilities	43,544

Long-term Liabilities
Asset retirement obligations	139,602
Deferred tax liabilities	120,999
Total long-term liabilities	260,601
Total liabilities held for sale	$304,145

Note 3. Pro Forma Balance Sheet Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2026.

A.	Represents the elimination of assets and liabilities related to the sale of KIPI, along with cash proceeds and resulting gain on sale associated with the Disposition. The cash proceeds are shown as a reduction in long-term debt.

Note 4. Pro Forma Statement of Operations Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2026, and for the year ended December 31, 2025.

B.	Represents the elimination of oil revenues and expenses and related results of operations associated with the Disposition.

Note 5. Pro Forma Supplemental Oil and Natural Gas Reserve Information

The following tables set forth certain unaudited pro forma information concerning the Company’s proved oil and natural gas reserves for the year ended December 31, 2025, giving effect to the Disposition as if it had occurred on January 1, 2025. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development costs. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and natural gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future. The estimates of reserves, and the standardized measure of future net cash flow, shown below, reflects the Company’s development plan for such properties. The following reserve data represent estimates only and should not be construed as being precise.

	Kosmos Historical			Disposition Adjustments			Pro Forma Company
	Oil	Natural Gas	Total	Oil	Natural Gas	Total	Total
	(MMBbl)	(Bcf)	(MMBoe)	(MMBbl)	(Bcf)	(MMBoe)	(MMBoe)
Net proved developed and undeveloped reserves at December 31, 2024	122	774	251	18	11	20	231
Extensions and discoveries	—	—	—	—	—	—	—
Production	(18)	(37)	(24)	(3)	(1)	(3)	(21)
Revision in estimate	17	33	23	(3)	(4)	(4)	26
Purchases of minerals-in-place	—	—	—	—	—	—	—
Net proved developed and undeveloped reserves at December 31, 2025(1)	120	770	249	12	6	13	236
Proved developed reserves
December 31, 2025	63	449	138	12	6	13	125
Proved undeveloped reserves
December 31, 2025	57	321	111	—	—	—	111

(1)	The sum of proved developed reserves and proved undeveloped reserves may not add to net proved developed and undeveloped reserves as a result of rounding.

Standardized Measure of Discounted Future Net Cash Flows

Summarized in the following table is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2025, giving effect to the Disposition. The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2025 are based on the unweighted arithmetic average first-day-of-the-month price for the preceding 12-month period.

Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on current costs and economic conditions. All wellhead prices are held flat over the forecast period for all reserve categories. The estimated future net cash flows are then discounted at a rate of 10%.

	Kosmos Historical	Disposition Adjustments	Pro Forma Company
At December 31, 2025		(in millions)
Future cash inflows	$12,642	$793	$11,849
Future production costs	(5,130)	(480)	(4,650)
Future development costs	(3,124)	(362)	(2,762)
Future tax expenses	(1,074)	(63)	(1,011)
Future net cash flows	$3,314	$(112)	$3,426
10% annual discount for estimating timing of cash flows	(1,424)	106	(1,530)
Standardized measure of discounted future net cash flows	$1,890	$(6)	$1,896

In the foregoing determination of future cash inflows, sales prices used for gas and oil for December 31, 2025 were estimated using the average price during the 12-month period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month. Prices were adjusted by lease for quality, transportation fees and regional price differentials. Future costs of developing and producing the proved gas and oil reserves reported at the end of each year shown were based on costs determined at each such year-end, assuming the continuation of existing economic conditions.

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

Changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

	Kosmos Historical	Disposition Adjustments	Pro Forma Company
	(in millions)
Balance at December 31, 2024	$3,302	$230	$3,072
Purchase of minerals in place	—	—	—
Sales and transfers 2025	(581)	(33)	(548)
Extensions and discoveries	—	—	—
Net changes in prices and costs	(1,948)	(218)	(1,730)
Previously estimated development costs incurred during the period	208	10	198
Net changes in development costs	(212)	(6)	(206)
Revisions of previous quantity estimates	388	(80)	468
Net changes in tax expenses	244	38	206
Accretion of discount	442	34	408
Changes in timing and other	47	19	28
Balance at December 31, 2025	$1,890	$(6)	$1,896

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.